EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-73044, No. 33-58037, No. 333-33433 and No. 333-34549) and in the Registration Statement on Form S-4 (No. 33-65229) of Bell Industries, Inc. of our report dated April 7, 2006, except for the first paragraph of Note 2, as to which the date is April 28, 2006, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
April 2, 2007